Supplement to Prospectus Supplement Dated August 21, 2006
(To Prospectus Dated January 6, 2006)

WaMu Mortgage Pass-Through Certificates,
Series 2006-AR10

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

$1,328,647,642
(Approximate)

          The table with the heading “Single-Family Residential Prime and Subprime Mortgage Loans Serviced by the Servicer” on page S-31 is amended and restated in its entirety as follows:

(Dollar Amounts in Millions)

	12/31/2004	12/31/2005	6/30/2006

Number of Mortgage Loans Serviced for Sponsor or Its Affiliates (or Their Securitization Trusts)	965,841	964,940	971,049

Aggregate Principal Balance	$238,360	$259,466	$270,106

Number of Mortgage Loans Serviced for Unaffiliated Third Parties	3,832,119	3,568,487	3,468,856

Aggregate Principal Balance	$445,272	$436,293	$433,205

          The table with the heading “Single-Family Residential Prime Mortgage Loans Serviced by the Servicer” on page S-31 is amended and restated in its entirety as follows:

(Dollar Amounts in Millions)

	12/31/2004	12/31/2005	6/30/2006

Number of Mortgage Loans Serviced for Sponsor or Its Affiliates (or Their Securitization Trusts)	798,269	766,384	717,570

Aggregate Principal Balance	$213,525	$226,334	$227,345

Number of Mortgage Loans Serviced for Unaffiliated Third Parties	3,820,696	3,527,670	3,467,592

Aggregate Principal Balance	$444,595	$429,944	$433,025

The date of this Supplement is September 22, 2006.